Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2007 Fourth Quarter Operating Results

•	Fourth Quarter 2007 Net Revenues of $245.5 million

Las Vegas, Nevada – February 29, 2008 – Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the fourth quarter of 2007.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(amounts in thousands)
As Reported
Net revenue	$245,473	$113,960	$719,757	$432,930
Operating (loss) income	(1,043,850)	10,838	(1,415,770)	(35,216)
Segment operating income	86,441	48,965	276,861	190,281

Pro Forma
Net revenue	$245,295	$258,500	$944,460	$978,354
Segment operating income	86,123	103,213	346,366	387,119

Net revenues for the fourth quarter of 2007 were $245.5 million as compared to $114.0 million for the fourth quarter of 2006. The increase in revenues was a result of the acquisition of ABC Radio on June 12, 2007. On a pro forma basis, net revenues in the fourth quarter of 2006 were $258.5 million as compared to $245.3 million for the quarter ended December 31, 2007. Pro forma revenues for 2007 and 2006 have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2006 and any significant station dispositions. This decrease in pro forma revenues of $13.2 million, or 5.1%, is primarily a result of a $13.1 million decline in revenue from our Radio Markets, partially offset by an increase in revenue at the Radio Network of $0.6 million. The decline in net revenues at the Radio Markets was primarily attributable to lower revenues in our San Francisco, CA; Washington, DC; Chicago, IL; Atlanta, GA; New York, NY; Birmingham, AL; Dallas, TX and Los Angeles, CA radio stations.

Operating loss for the fourth quarter of 2007 was $1,043.9 million as compared to operating income of $10.8 million in the corresponding 2006 period, a decrease of $1,054.7 million. The decrease in operating income for the three months ended December 31, 2007 as compared to the three months ended December 31, 2006 is primarily the result of an increase in asset impairment charges of approximately $1,076.9 million. The asset impairment charge is related to a continued deterioration in the radio marketplace and to a decline in the Company’s stock price during the three months ended December 31, 2007. Operating income was also impacted by an increase in depreciation and amortization of $9.3 million and an increase of $2.2 million in corporate general and administrative costs, offset by the operations of the ABC Radio stations and Network acquired on June 12, 2007. The increases in depreciation and amortization and corporate general and administrative expenses are primarily attributable to the ABC Radio acquisition.

Segment operating income (as detailed in the attached table, a non-GAAP financial measure, is generally defined as net loss plus income tax expense (benefit), interest-related expenses, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses, asset impairment and disposal charges and other, net) was $86.4 million for the fourth quarter of 2007, compared to $49.0 million for the fourth quarter of 2006, an increase of $37.4 million. This increase reflects the operations of ABC Radio, which was acquired on June 12, 2007. On a pro forma basis, segment operating income adjusted for the results of ABC Radio, as if it had been acquired at the beginning of 2006, and any significant station dispositions was $103.2 million in the fourth quarter of 2006 compared to $86.1 million for the quarter ended December 31, 2007. This decrease of $17.1 million, or 16.6%, is a result of a $16.2 million decline in segment operating income from our Radio Markets and a $0.9 million decline at the Radio Network. The decline in segment operating income at the Radio Markets was primarily attributable to our New York, NY; San Francisco, CA; Chicago, IL; Atlanta, GA; Los Angeles, CA; Washington, D.C.; Birmingham, AL and Dallas, TX radio stations.

Net interest expense increased to $37.4 million for the quarter ended December 31, 2007 from $8.0 million for the quarter ended December 31, 2006, an increase of $29.4 million. The increase in net interest expense was primarily the result of the interest incurred on the increased borrowings under the Company’s new senior credit and term loan facility as a result of the merger with ABC Radio.

Income tax benefit for the quarter ended December 31, 2007 was $234.9 million (substantially all non-cash), compared to income tax expense of $2.9 million (substantially all non-cash) for the quarter ended December 31, 2006. The income tax benefit for the quarter ended December 31, 2007 is primarily related to the $1,103.1 million asset impairment and disposal charges, which resulted in an income tax benefit of approximately $246.1 million, partially offset by the tax expense on pre-tax income excluding impairment loss.

Net loss for the quarter ended December 31, 2007 was $848.0 million, or $(3.24) per basic share, as compared to a net loss of $1.1 million, or $(0.01) per basic share, for the same period in 2006. Included in net loss for the quarter ended December 31, 2007 was approximately $857.0 million of non-cash asset impairment and disposal charges, net of tax, or $(3.27) per basic share and $5.0 million of stock-based compensation expense, net of tax, or $(0.02) per basic share. Included in net loss for the quarter ended December 31, 2006 was approximately $14.7 million of non-cash asset impairment and disposal charges, net of tax, or $(0.13) per basic share, approximately $4.1 million of non-cash stock-based compensation expense, net of tax, or $(0.04) per basic share, and costs related to the FCC’s investigation of sponsorship identification practices of $2.2 million, net of tax, or $(0.02) per basic share.

Free cash flow (as detailed in the attached table, a non-GAAP financial measure, is generally defined as net income (loss) (i) plus depreciation and amortization, stock-based compensation expense, asset impairment and disposal charges, other, net, non-cash debt-related expenses, and income tax expense (ii) less capital expenditures and cash taxes) was $34.9 million for the three months ended December 31, 2007, compared to $29.4 million for the three months ended December 31, 2006, an increase of $5.5 million. The increase in free cash flow is a result of the acquired ABC Radio business, offset in part by an increase in interest costs and corporate general and administrative expenses. For the three months ended December 31, 2007, the basic weighted average common shares outstanding was approximately 261.7 million as compared to 111.2 million for the three months ended December 31, 2006.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The fourth quarter and the year ended December 31, 2007 was difficult for the broadcasting industry and the Company. The performance of the larger market radio stations acquired in the ABC Merger was particularly disappointing. Whereas the Company continues to believe that the long-term prospects from these stations will be positive, the Company in the interim is completing a major restructuring of these stations to both improve short-term profitability as well as position them for future growth. The Company is however pleased with the potential growth and profitability of the ABC Network. The Company’s plan for the coming year is to focus on immediately improving the profitability of the ABC Radio stations as well as use the Company’s considerable free cash flow to pay down debt.”

Segment Results

The table below presents the following information for the Company for the three and twelve months ended December 31, 2007 and 2006:

•	revenues as reported and on a pro forma basis

•

segment operating income as reported and on a pro forma basis as if ABC Radio had been acquired at the beginning of 2006, which excludes from operating income corporate general and administrative costs, stock-based compensation, local marketing agreement fees, asset impairment and disposal charges, other, net and depreciation and amortization expense

	As Reported
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(amounts in thousands)

Net revenues:
Radio Markets	$197,727	$113,960	$615,056	$432,930
Radio Network	49,802	—	109,132	—
Eliminations	(2,056)	—	(4,431)	—

Net revenues	$245,473	$113,960	$719,757	$432,930

Segment operating income:
Radio Markets	$78,252	$48,965	$257,101	$190,281
Radio Network	8,189	—	19,760	—

Segment operating income	$86,441	$48,965	$276,861	$190,281

	Pro Forma
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(amounts in thousands)
Net revenues:
Radio Markets	$197,549	$210,615	$762,500	$792,573
Radio Network	49,802	49,199	189,709	192,039
Eliminations	(2,056)	(1,314)	(7,749)	(6,258)

Net revenues	$245,295	$258,500	$944,460	$978,354

Segment operating income:
Radio Markets	$77,934	$94,110	$319,339	$359,668
Radio Network	8,189	9,103	27,027	27,451

Segment operating income	$86,123	$103,213	$346,366	$387,119

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM stations and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations; changes in policies or actions or in regulatory bodies; changes in uncertain tax positions, tax rates and limitations on the utilization of net operating losses; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

All forward-looking statements in this news release are qualified by these cautionary statements. The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenues	$245,473	$113,960	$719,757	$432,930

Operating Expenses:
Cost of revenues	97,294	33,857	253,232	120,270
Selling, general and administrative	64,524	32,041	197,106	126,558
Corporate general and administrative	12,293	10,074	44,642	30,287
Local marketing agreement fees	329	321	1,326	1,268
Asset impairment and disposal charges	1,103,071	24,280	1,612,443	174,049
Depreciation and amortization	12,239	2,919	30,678	16,740
Other, net	(427)	(370)	(3,900)	(1,026)

Operating expenses	1,289,323	103,122	2,135,527	468,146

Operating (loss) income	(1,043,850)	10,838	(1,415,770)	(35,216)

Interest-related expenses:
Interest expense, net	37,388	8,036	98,452	30,571
Non-cash debt-related expenses	1,685	962	2,289	2,340
Write-off of deferred financing costs upon extinguishment of debt	—	—	555	—

Interest-related expenses, net	39,073	8,998	101,296	32,911

(Loss) income before income taxes	(1,082,923)	1,840	(1,517,066)	(68,127)

Income tax (benefit) expense	(234,885)	2,919	(231,830)	(20,113)

Net loss	$(848,038)	$(1,079)	$(1,285,236)	$(48,014)

Net loss per share - basic	$(3.24)	$(0.01)	$(6.61)	$(0.43)

Net loss per share - diluted	$(3.24)	$(0.01)	$(6.61)	$(0.43)

Weighted average common shares outstanding:
Basic	261,707	111,174	194,374	111,453

Diluted	261,707	111,174	194,374	111,453

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income and Segment OIBDA for the three and twelve months ended December 31, 2007 and 2006. The Company defines “segment operating income” as operating (loss) income adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, asset impairment and disposal charges, local marketing agreement fees, other, net. The Company defines “Segment OIBDA” as operating (loss) income adjusted to exclude depreciation and amortization, corporate general and administrative, and other, net.

Segment operating income and Segment OIBDA, among other things, are used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Segment OIBDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Segment OIBDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Segment OIBDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Segment OIBDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs. Segment operating income and Segment OIBDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Segment OIBDA exclude certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income and Segment OIBDA to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended December 31, 2007				Year Ended December 31, 2007
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$78,252	$8,189	$—	$86,441	$257,101	$19,760	$—	$276,861
Less:
Segment stock-based compensation	2,010	776	—	2,786	5,713	1,729	—	7,442
Local marketing agreement fees	329	—	—	329	1,326	—	—	1,326
Asset impairment and disposal charges (1)	713,204	—	389,867	1,103,071	844,976	—	767,467	1,612,443

Segment OIBDA	$(637,291)	$7,413	$(389,867)	$(1,019,745)	$(594,914)	$18,031	$(767,467)	$(1,344,350)
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	12,293	12,293	—	—	44,642	44,642
Depreciation and amortization	11,661	578	—	12,239	29,364	1,314	—	30,678
Other, net	—	—	(427)	(427)	—	—	(3,900)	(3,900)

Operating (loss) income	$(648,952)	$6,835	$(401,733)	$(1,043,850)	$(624,278)	$16,717	$(808,209)	$(1,415,770)

	Three Months Ended December 31, 2006				Year Ended December 31, 2006
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$48,965	$—	$—	$48,965	$190,281	$—	$—	$190,281
Less:
Segment stock-based compensation	903	—	—	903	4,179	—	—	4,179
Local marketing agreement fees	321	—	—	321	1,268	—	—	1,268
Asset impairment and disposal charges	24,280	—	—	24,280	174,049	—	—	174,049

Segment OIBDA	$23,461	$—	$—	$23,461	$10,785	$—	$—	$10,785
Less:
Corporate general and administrative, including related portion of stock-based compensation	—	—	10,074	10,074	—	—	30,287	30,287
Depreciation and amortization	2,919	—	—	2,919	16,740	—	—	16,740
Other, net	—	—	(370)	(370)	—	—	(1,026)	(1,026)

Operating income (loss)	$20,542	$—	$(9,704)	$10,838	$(5,955)	$—	$(29,261)	$(35,216)

(1)	Other than the estimated fair value of FCC licenses, which has been completed as of December 31, 2007, the purchase price allocation of ABC Radio is preliminary and the remaining acquired assets and liabilities assumed have not yet been allocated to the respective operating segments. Accordingly, the $389.9 million and $767.5 million asset impairment and disposal charges related to goodwill for the quarter and year ended December 31, 2007, respectively, are presented within Corporate and Other in the above table.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Free cash flow is defined as net income (loss) (i) plus depreciation, amortization, stock-based compensation expense, asset impairment and disposal charges, other, net, non-cash debt-related expenses, and income tax expense (ii) less cash taxes paid and capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net loss	$(848,038)	$(1,079)	$(1,285,236)	$(48,014)
Adjustments
Depreciation and amortization	12,239	2,919	30,678	16,740
Stock-based compensation	6,087	4,949	23,349	17,411
Asset impairment and disposal charges	1,103,071	24,280	1,612,443	174,049
Other, net	(427)	(370)	(3,900)	(1,026)
Non-cash debt-related expenses	1,685	962	2,289	2,340
Write-off of deferred financing costs	—	—	555	—
Income tax (benefit) expense	(234,885)	2,919	(231,830)	(20,113)
Taxes paid	(1,498)	(503)	(2,789)	(2,245)
Capital expenditures	(3,370)	(4,655)	(12,345)	(11,790)

Free cash flow	$34,864	$29,422	$133,214	$127,352

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following table presents stock-based compensation as reported. The Company believes this summary assists investors in understanding the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenues	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	877	362	2,260	1,830
Selling, general and administrative	1,909	541	5,182	2,349
Corporate general and administrative	3,301	4,046	15,907	13,232
Local marketing agreement fees	—	—	—	—
Asset impairment and disposal charges	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	6,087	4,949	23,349	17,411

Operating loss	(6,087)	(4,949)	(23,349)	(17,411)

Interest-related expenses:
Interest expense, net	—	—	—	—
Non-cash debt-related expenses	—	—	—	—

Interest-related expenses, net	—	—	—	—

Loss before income taxes (1)	(6,087)	(4,949)	(23,349)	(17,411)

Income tax benefit (2)	(1,133)	(877)	(1,816)	(3,751)

Net loss	$(4,954)	$(4,072)	$(21,533)	$(13,660)

Net loss per share - basic	$(0.02)	$(0.04)	$(0.11)	$(0.12)

Weighted average common shares outstanding:
Basic	261,707	111,174	194,374	111,453

(1)	In addition to the amounts above, for the twelve months ended December 31, 2007, the Company also incurred approximately $1.8 million in compensation costs to a senior executive related to payment of the special distribution, or $(0.01) per basic share.
(2)	For the twelve months ended December 31, 2007, the amount includes a non-cash write-down of approximately $3.1 million of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, asset impairment and disposal charges, gain on sale of certain assets, costs related to the FCC’s investigation of sponsorship identification practices and changes in the effective state tax rate to reported financial measures. The Company believes that adjusting its financial results for these items assists investors in understanding the operating performance of the Company.

	Three Months Ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Reconciliation of adjusted operating income to operating (loss) income:
Adjusted operating income before the specifically identified items listed below:	$65,308	$42,557	$216,082	$159,315
Adjustments to reconcile to operating (loss) income:
Stock-based compensation expense	(6,087)	(4,949)	(23,349)	(17,411)
Asset impairment and disposal charges	(1,103,071)	(24,280)	(1,612,443)	(174,049)
Gain on sale of certain assets	—	—	3,940	—
FCC investigation costs	—	(2,490)	—	(3,071)

Operating (loss) income	$(1,043,850)	$10,838	$(1,415,770)	$(35,216)

Reconciliation of adjusted net income to net loss:
Adjusted net income before the specifically identified items listed below:	$14,692	$19,932	$64,922	$75,007
Adjustments to reconcile to net loss:
Stock-based compensation expense, net of tax	(4,954)	(4,072)	(21,533)	(13,660)
Asset impairment and disposal charges, net of tax	(856,996)	(14,740)	(1,327,842)	(106,711)
Gain on sale of certain assets, net of tax	—	—	2,392	—
State income tax expense resulting from a change in the effective state tax rate	(780)	—	(3,175)	—
FCC investigation costs, net of tax	—	(2,199)	—	(2,650)

Net loss	$(848,038)	$(1,079)	$(1,285,236)	$(48,014)

Reconciliation of adjusted net income per share to net loss per share:
Adjusted net income per basic share before the specifically identified items listed below:	$0.05	$0.18	$0.34	$0.67
Adjustments to reconcile to net loss per basic share:
Stock-based compensation expense, net of tax	(0.02)	(0.04)	(0.11)	(0.12)
Asset impairment and disposal charges, net of tax	(3.27)	(0.13)	(6.83)	(0.96)
Gain on sale of certain assets, net of tax	—	—	0.01	—
State income tax expense resulting from a change in the effective state tax rate	—	—	(0.02)	—
FCC investigation costs, net of tax	—	(0.02)	—	(0.02)

Net loss per basic share	$(3.24)	$(0.01)	$(6.61)	$(0.43)

Weighted average common shares outstanding:
Basic	261,707	111,174	194,374	111,453

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670